CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us in this Registration Statement of the Free Enterprise Action Fund under the heading "Independent Registered Public Accounting Firm".

PricewaterhouseCoopers LLP
Columbus, Ohio
June 29, 2004